SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – May 6, 2004

TRIAD HOSPITALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29816	75-2816101
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5800 Tennyson Parkway Plano, Texas	75024
(Address of principal executive offices)	(Zip Code)

(214) 473-7000

(Registrant’s telephone number, including area code)

Item 5.	Other Events and Required FD Disclosure.

On May 6, 2004, Triad Hospitals, Inc., a Delaware corporation (the “Company”), completed the public offering of $600,000,000 aggregate principal amount of 7% Senior Notes due 2012 (the “Notes”).

Exhibits are filed herewith in connection with the Registration Statement on Form S-3 (File No. 333-100461), filed by the Company and certain subsidiaries of the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and declared effective by the Commission on October 18, 2002, with respect to the Company’s issuance and sale of Notes.

Item 7.	Financial Statements and Exhibits.

(c) Exhibit.

1.1(a) Underwriting Agreement, dated April 29, 2004, by and among the Company and Citigroup Global Markets Inc., Credit Suisse First Boston LLC, Goldman, Sachs & Co., Banc of America Securities LLC and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, with respect to the $600,000,000 aggregate principal amount of 7% Senior Notes due 2012.

4.2(a) Senior Debt Securities Indenture, dated as of May 6, 2004, between the Company and Citibank, N.A., as trustee.

4.2(b) First Supplemental Indenture, dated as of May 6, 2004, between the Company and Citibank, N.A., as trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Triad Hospitals, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIAD HOSPITALS, INC.

By:	/s/ Donald P. Fay

Donald P. Fay Executive Vice President, Secretary and General Counsel

Date: May 6, 2004

EXHIBIT INDEX

Exhibit No.	Description

1.1(a)	Underwriting Agreement, dated April 29, 2004, by and among the Company and Citigroup Global Markets Inc., Credit Suisse First Boston LLC, Goldman, Sachs & Co., Banc of America Securities LLC and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, with respect to the $600,000,000 aggregate principal amount of 7% Senior Notes due 2012.

4.2(a)	Senior Debt Securities Indenture, dated as of May 6, 2004, between the Company and Citibank, N.A., as trustee.

4.2(b)	First Supplemental Indenture, dated as of May 6, 2004, between the Company and Citibank, N.A., as trustee.